EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated August 16, 2007 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Series 703 (Closed-End Strategy: Cohen & Steers Value Equity and Income Portfolio 2007-3) as of August 16, 2007 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
August 16, 2007